For the six-month period ended (a) 6/30/99
File number (c) 811-7215

                         SUB-ITEM 77 0
                            EXHIBITS

          Transactions Effected Pursuant to Rule 10f-3

1.   Name of Issuer
       Harrah's Operating Company, Inc.

2.   Date of Purchase
       1/12/99

3.   Number of Securities Purchased
       20,000

4.   Dollar Amount of Purchase
       $1,991,460

5.   Price Per Unit
       $99.573

6.   Name(s) of Underwriter(s) or Dealer(s)
     From whom Purchased
       Morgan Stanley Dean Witter

7.   Other Members of the Underwriting Syndicate
       BancBoston Robertson Stephens
       Bear, Stearns & Co. Inc.
       Credit Suisse First Boston
       Donaldson, Lufkin & Jenrette
       Lehman Brothers
       Merrill Lynch & Co.
       Prudential Securities Incorporated
For the six-month period ended (a) 6/30/99
File number (c) 811-7215

                         SUB-ITEM 77 0
                            EXHIBITS

          Transactions Effected Pursuant to Rule 10f-3

1.   Name of Issuer
       The Goldman Sachs Group, Inc. (% Notes due 2009)

2.   Date of Purchase
       5/10/99

3.   Number of Securities Purchased
       18,000

4.   Dollar Amount of Purchase
       $1,796,382

5.   Price Per Unit
       $99.799

6.   Name(s) of Underwriter(s) or Dealer(s)
     From whom Purchased
       Goldman Sachs

7.   Other Members of the Underwriting Syndicate
       Banc One Capital Markets, Inc.
       Blaylock & Partners, L.P.
       BT Alex. Brown
       Chase Securities, Inc.
       Credit Suisse First Boston
       Lehman Brothers
       Merrill Lynch & Co.
       J.P. Morgan & Co.
       Morgan Stanley Dean Witter
       NationsBanc Montgomery Securities LLC
       PaineWebber Incorporated
       Prudential Securities
       Salomon Smith Barney
       The Williams Capital Group, L.P.